UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          November 5, 2015

NAS Acquisition, Inc.
(Exact name of registrant as specified in its charter)

Nevada	47-1169948
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12355 Hagen Ranch Road, Suite 604, Boynton Beach, FL	33437
(Address of principal executive offices)	(Zip Code)

(561) 732-4670 Registrant's telephone number, including area code:

5881 NW 151 Street, Suite 216, Miami Lakes, FL 33014
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 15, 2015, NAS Acquisition, Inc. entered into a Second Amended and Restated Share Exchange Agreement and Plan of Reorganization (the "Agreement") with On The Move Corporation, a Florida corporation ("OTM") and the shareholders of OTM (the "OTM Shareholders") pursuant to which we agreed to acquire 100% of the outstanding capital stock of OTM from the OTM Shareholders in exchange for 42,597,000 shares of our capital stock. On November 5, 2015, all conditions precedent to the closing were satisfied, including the reconfirmation by the investors of the prior purchase of 1,000,000 shares of our common stock pursuant to the requirements of Rule 419 of the Securities Act of 1933, as amended (the "Securities Act"), and the transaction closed.

As a result of the closing of this transaction, OTM is now a wholly owned subsidiary of our company and its business and operations represent those of our company. Information regarding OTM's business and operations, together with its financial statements, are included in the Post-Effective Amendment No. 5 to our Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on June 30, 2014 (the "Post-Effective Amendment").

Item 3.02    Unregistered Sales of Equity Securities.

At closing of the transaction described in Item 2.01 above, we issued the OTM Shareholders 42,597,000 shares of our common stock in exchange for the OTM common stock owned by the OTM Shareholders. The OTM Shareholders either were accredited or sophisticated investors who had access to information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

Item 5.01    Changes in Control of Registrant.

As a result of the closing of the Agreement with OTM and the OTM Shareholders described in Item 2.01 of this report, a change of control of our company occurred on November 5, 2015. Following such closing, on November 5, 2015 we had 51,597,000 shares of our common stock issued and outstanding, which represents our sole class of voting securities. The following table sets forth information regarding the beneficial ownership of our common stock as of November 5, 2015 by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	our named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 12355 Hagen Ranch Road, Suite 604, Boynton Beach, FL 33437. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Richard Reitano (1)(3) CEO, Director	13,100,000	25%
Jay Seewald (2)(4) President, COO, Director	13,100,000	25%
Russell Parker (1) (5) Vice President, Secretary, Chief Branding Officer, Director	3,950,000	8%
Miguel Dotres (2)	8,000,000	16%
All officers and directors as a group (three persons) (1)(2)	30,150,000	58%

(1)    Address is 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437.

(2)    Address is 5881 NW 151st Street, Suite 216, Miami Lakes, Florida 33014.

(3)  Does not include 140,000 shares held by the wife of Mr. Reitano.

(4)  Does not include 20,000 shares held by an adult daughter.

(5)  Includes 2,375,000 shares owned by Parker Reed Corporation. Mr. Parker is the sole stockholder of Parker Reed Corporation.

Item 5.02    Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2015, at the closing of the acquisition of OTM, Mr. Miguel Dotres and Mr. Andrew Deme, our officers and sole director, resigned all of their positions with our company and the following officers and directors were appointed.

Name	Age	Positions
Richard Reitano	56	Chairman and CEO
Jay Seewald	47	President, COO and Director
Russell Parker	57	Executive Vice President, Secretary, Chief Branding Officer and Director

Each of Messrs. Seewald, Reitano and Parker will serve as directors until our next annual meeting of stockholders or their earlier resignation, removal or death. Our new executive officers serve at the pleasure of our Board of Directors. Biographical information on each of these individuals is contained in the Post-Effective Amendment.

Director Compensation

OTM directors are not entitled to receive compensation for each meeting except for reimbursement of out-of-pocket expenses. There are not formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts and Officer's Compensation

At the closing of the Agreement, OTM will enter into five-year employment agreements, as amended, with each of Messrs. Reitano, Seewald and Parker. The contracts for Messrs. Reitano and Seewald provide for a base salary of $395,000 per year and the contract for Mr. Parker provides for a base salary of $300,000. Base salary for each of the agreements will only become payable upon the closing of the Agreement and will only be paid in whole or in part depending upon the availability of cash. Each of the contracts also provides for (i) a possible first year bonus of up to $200,000 based on performance and profitability of the company, and (ii) a one-time retention equity award of one million shares of OTM stock. No compensation has been paid to Messrs. Reitano, Seewald and Parker.

Stock Plan and other Long Term Incentive Plan

We currently do not have existing stock option or other long-term incentive plans. Following the closing of the Agreement, NAS intends to adopt a stock option plan and issue options to its officers, directors and possibly others.

Item 5.06   Change in Shell Company Status.

On November 5, 2015, with the closing of the acquisition of OTM described under Item 2.01 of this report, we are no longer considered a "shell" company under Federal securities laws.  "Form 10" information on NAS is included in the Post-Effective Amendment.

Item 9.01     Financial Statements and Exhibits.

(a)            Financial statements of business acquired.

Financial statements of OTM for the required periods under the applicable rules are included in the Post-Effective Amendment.

(c)            Shell company transactions.

Financial statements of OTM for the required periods under the applicable rules are included in the Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NAS Acquisition, Inc.
Date: November 5, 2015	By: /s/ Miguel Dotres
Miguel Dotres, President and Chief Operating Officer